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                                                                   EXHIBIT 10.22

                                    EXHIBIT A

                            SILVER POINT FINANCE, LLC
                         Two Greenwich Plaza, 1st Floor
                            Greenwich, CT 06830-6353
                               Tel: (203) 542-4200
                               Fax: (203) 542-4300

                                February 3,2005

R.J. Tower Corporation
27175 Haggerty Road
Novi, Michigan 48377

Tower Automotive, Inc.
27175 Haggerty Road
Novi, Michigan 48377

Attention:  Kathleen Ligocki, President and Chief Executive Officer

            Re:  Second Lien Facility Commitment

Ladies and Gentlemen:

            R.J. Tower Corporation (the "Borrower") and Tower Automotive, Inc. (the "Guarantor" and, together with the Borrower, the "Obligors") have advised Silver Point Capital Fund, L.P. (the "Administrative Agent") that the Borrower proposes to refinance the amounts outstanding under the First Lien Facility of and as defined in its existing credit agreement dated as of May 24, 2004 (the "Existing Credit Agreement") among the Borrower, the Guarantor, various financial institutions and other persons from time to time parties thereto as Lenders, the Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Standard Federal Bank, as Collateral Agent and Documentation Agent and Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Runners through a $725,000,000 first lien facility pursuant to Section 364 of the United States Bankruptcy Code (the "First Lien DIP Facility") and to provide certain additional rights (all as more fully described in the attached Term Sheet referred to below, such rights, the "Additional Rights"), pursuant to the adequate protection provisions of the Interim Order and Final Order as hereinafter defined, to the lenders under the $155,000,000 Second Lien Facility of and as defined in the Existing Credit Agreement (the "Second Lien Facility" and, together with the First Lien DIP Facility, the "Facilities"). The Obligors have requested that, should any existing Second Lien Lender (as such term is defined in the Existing Credit Agreement) wish to assign its Second Lien Deposits or Second Lien Loans (as such terms are defined in the Existing Credit

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R.J. Tower Corporation
Tower Automotive, Inc.
February 3, 2005
Page 2

Agreement) and discontinue as a Second Lien Lender under the Existing Credit Agreement as modified as further described herein, Silver Point Finance, LLC ("Silver Point") agree to take by assignment such Second Lien Lender's (such a Second Lien Lender hereinafter referred to as a "Discontinuing Lender") Second Lien Deposits or Second Lien Loans, together with all of the Discontinuing Lender's right, title and interest (but not any Prepayment Claim (as defined below) of such Discontinuing Lender) as a Second Lien Lender under the Existing Credit Agreement, for the purchase price specified below. Silver Point is pleased to advise you that, subject to the terms and conditions hereof, Silver Point agrees to take by assignment any Second Lien Deposits or Second Lien Loans that any Discontinuing Lender wishes to assign, together with all of the Discontinuing Lender's right, title and interest (but not any Prepayment Claim (as defined below) of such Discontinuing Lender) as a Second Lien Lender under the Existing Credit Agreement (as to any Discontinuing Lender, collectively, its "Second Lien Interest"), for a purchase price equal to the full amount of, and accrued Participation Fees (as such term is defined in the Existing Credit Agreement) on, such Second Lien Deposits or the outstanding principal amount of, and interest on, such Second Lien Loans, substantially on the terms and conditions set forth in the Outline of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet"). It is expressly agreed by the parties hereto that each Discontinuing Lender will reserve all rights it may have under the Existing Credit Agreement for any prepayment or breakage fees under Sections 3.1.1(a)(ii) and 4.4 of the Existing Credit Agreement or otherwise, to the extent such fees would have been payable to such Discontinuing Lender had the Borrower refunded such Discontinuing Lender's Second Lien Deposits or prepaid such Discontinuing Lender's Second Lien Loans, as the case may be, on the date of the aforesaid assignment to Silver Point as if the assignment to Silver Point of a Discontinuing Lender's Second Lien Interest were such refund or repayment on a voluntary basis by the Borrower (such reserved rights for such fees being a Discontinuing Lender's "Prepayment Claim"). It is further agreed by the parties hereto that, without limiting the previous sentence, the Second Lien Facility will continue to benefit from the provisions of Section 3.1.1(a)(ii) of the Existing Credit Agreement regardless of the Prepayment Claims of any Discontinuing Lenders; provided, that no claim for a prepayment fee under
Section 3.1.1(a) of the Credit Agreement in respect of any Second Lien Interest may be asserted against the Borrower to the extent (and only to the extent) previously paid by the Borrower. Notwithstanding anything in this letter to the contrary, Silver Point's commitment to take by assignment Second Lien Interests shall not exceed $155,000,000 in aggregate. Capitalized terms used herein and not otherwise defined are used herein as defined in the Existing Credit Agreement.

            In addition to the existing Liens granted by the Obligors and their respective subsidiaries to the Second Lien Lenders, the Second Lien Obligations will be secured, as adequate protection, by a second priority lien on, and security interest in, all collateral not covered by the aforesaid existing Liens in which a security interest is heretofore or hereafter granted to the First Lien Lenders and the lenders under the First Lien DIP Facility (including all

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R.J. Tower Corporation
Tower Automotive, Inc.
February 3, 2005
Page 3

Excluded Second Lien Collateral, all intercompany loans owing to the Obligors or any Subsidiaries of the Obligors and all proceeds of all capital stock of all first-tier Foreign Subsidiaries) and there shall exist no other Liens on such collateral other than the security interest granted to the First Lien Lenders and the Second Lien Lenders, Liens permitted under Section 7.2.3 of the Existing Credit Agreement and liens permitted under the First Lien DIP Facility. Silver Point's commitment to take by assignment the Second Lien Interests of the Discontinuing Lenders is subject in all respects to satisfaction (or waiver by Silver Point) of the terms and conditions contained in this letter and in the Term Sheet, as determined by Silver Point in its reasonable discretion.

            Each Obligor acknowledges that the Term Sheet is intended as an outline only and does not purport to summarize all of the conditions and other provisions that will be included in the below-entered Interim Order and Final Order.

            As consideration for Silver Point's commitment to take by assignment any Second Lien Interests of Discontinuing Lenders and structuring advice in relation to the Second Lien Facility, the Borrower and the Guarantor agree, jointly and severally, to pay to Silver Point a fee (the "SP Fee") equal to $4,650,000, which SP Fee shall be due and payable upon entry of an interim order by the United States Bankruptcy Court with jurisdiction over the Obligors' Chapter 11 cases, approving the First Lien DIP Facility, the adequate protection being afforded the Lenders (which shall include an express acknowledgement by the Obligors that the Second Lien Lenders are over-secured for all purposes, and such acknowledgement shall be binding on the Obligors for all purposes in their Chapter 11 cases), and such other transactions contemplated hereby, which order shall be in form and substance reasonably satisfactory to Silver Point (such order, the "Interim Order") and, upon entry of such Interim Order, such fee shall be fully earned and shall be non-refundable.

            Upon execution hereof, the Obligors agree to afford Silver Point full and complete access to the books, records and properties of the Obligors and their respective subsidiaries and the opportunity to discuss the business, affairs and finances of each such entity with each such entity's respective directors, officers, employees, accountants, attorneys and representatives, upon reasonable prior notice and at reasonable times and reasonable intervals, in order to enable Silver Point to make such investigations of the Obligors, their respective subsidiaries and their respective businesses as Silver Point reasonably deems appropriate.

            By their execution hereof and their acceptance of the commitment contained herein, the Obligors jointly and severally agree to indemnify and hold harmless Silver Point and its assignees, affiliates and directors, members, officers, employees and agents involved with this commitment (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or

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R.J. Tower Corporation
Tower Automotive, Inc.
February 3, 2005
Page 4

threatened in respect thereof) or other expenses arise out of or in any way relate to or result from, this letter, the Additional Rights contemplated by this letter, or in any way arise from any use or intended use of this letter or the proceeds of the Facilities (the "Indemnified Losses"). The Obligors jointly and severally agree to reimburse promptly upon written demand (together with backup documentation supporting such reimbursement request) each Indemnified Party for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, defending or participating in any Indemnified Losses (whether or not such Indemnified Party is a party to any action or proceeding out of which Indemnified Losses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities to the extent they are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Indemnified Party. In the event of any litigation or dispute involving this letter or the Additional Rights, no party shall be responsible or liable to any other party, person or entity for any special, indirect, consequential, incidental or punitive damages. In addition, the Obligors jointly and severally agree to pay to Silver Point promptly upon written demand (together with backup documentation supporting such reimbursement request) all reasonable out-of-pocket fees, costs and expenses (the "Expenses") incurred by or on behalf of Silver Point in connection with its financial, accounting, legal and other due diligence with respect to the Obligors and their respective subsidiaries, and the negotiation, preparation, execution and delivery of this letter, the Term Sheet and any and all definitive documentation relating hereto and thereto, including, but not limited to, the reasonable fees, costs and out-of-pocket expenses of counsel Silver Point in connection with any due diligence, collateral reviews and field examinations. The obligations of the Obligors under this paragraph shall remain effective whether or not definitive documentation is executed and notwithstanding any termination of this letter.

            Silver Point's willingness to take by assignment the Second Lien Interests of Discontinuing Lenders is subject to the full satisfaction of all of the conditions set forth in this letter and in the Term Sheet, and is also subject to entry of a final order by the United States Bankruptcy Court with jurisdiction over the Obligors' Chapter 11 cases, substantially in the form of the Interim Order with respect to the protections provided to, and interests of, the Second Lien Lenders (such order, the "Final Order") and the Interim Order and Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed, or modified or amended in a manner that Silver Point and reasonably determines to be adverse to its interests. If at any time Silver Point shall determine (in its reasonable discretion) that either Obligor will be unable to fulfill any condition set forth in this letter or in the Term Sheet, Silver Point may terminate this letter by giving notice thereof to the Obligors (subject to the joint and several obligation of the Obligors to pay all Expenses and other payment obligations expressly assumed by the Obligors hereunder, and that expressly survive the termination of this letter in accordance with its terms).

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R.J. Tower Corporation
Tower Automotive, Inc.
February 3, 2005
Page 5

            Each Obligor represents and warrants that (i) all written information and other materials concerning the Obligors, their respective subsidiaries and their respective businesses (collectively, the "Information") which has been, or is hereafter, made available by, or on behalf of either Obligor or any agent thereof, and delivered to Silver Point is, or when delivered will be, when considered as a whole, true and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statement has been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests stated therein which are believed by the Obligors to be reasonable and (B) information believed by the Obligors to have been accurate based upon the information available to the Obligors at the time such projections were furnished to Silver Point, it being understood that projections by their nature are inherently uncertain and that actual results could differ from the projections provided to Silver Point and such differences could be material.

            This letter is delivered to the Obligors upon the condition that, prior to their acceptance of this offer, neither the existence of this letter or the Term Sheet, nor any of their contents, shall be disclosed by either Obligor or any of their respective affiliates, except as may be compelled to be disclosed in a judicial or administrative proceeding, as otherwise required by law or, on a confidential and "need to know" basis, solely to the directors, officers, employees, advisors and agents of the Obligors. In addition, each Obligor agrees that it will (i) consult with Silver Point prior to the making of any filing in which reference is made to Silver Point or the commitment contained herein; and (ii) obtain the prior approval of Silver Point before releasing any public announcement in which reference is made to Silver Point or to the commitment contained herein; provided, that in the case of clauses (i) and (ii), Silver Point expressly consents to each Obligor's use of this commitment and any references thereto in connection with any proposal related to the Additional Rights, including in connection with bankruptcy proceedings to be instituted by the Obligors.

            Each Obligor acknowledges that Silver Point and its affiliates may now or hereafter provide financing or obtain other interests in other companies in respect of which an Obligor or its affiliates may be business competitors, and that Silver Point and its affiliates will have no obligation to provide to either Obligor or any of their affiliates any confidential information obtained from such other companies.

            Unless otherwise agreed by Silver Point in writing, the offer made by Silver Point in this letter shall expire at 10:00 a.m. (New York City time) on February 3, 2005, unless, in any case, prior thereto, Silver Point has received a copy of this letter, signed by the Obligors accepting the terms and conditions of this letter and the Term Sheet.

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R.J. Tower Corporation
Tower Automotive, Inc.
February 3, 2005
Page 6

            Notwithstanding anything in this letter to the contrary, other than the obligations set forth in the sixth, seventh and tenth paragraphs hereof, the obligations of the parties hereto (including Silver Point and the Obligors) shall not become effective unless and until Silver Point has received an executed copy of this letter and has received payment of the SP Fee (the date on which such conditions are satisfied, the "Effective Date"), and shall in any event be subject to the seventh paragraph of this letter.

            The commitment by Silver Point to take by assignment the Second Lien Interests of Discontinuing Lenders shall expire at 5:00 p.m. (New York City time) on the date which is 7 Business Days after the date of entry of the Final Order; provided, that Silver Point shall have no obligation to take by assignment the Second Lien Interests of any Discontinuing Lenders who have not expressly requested in a written notice to Silver Point that they wish to assign their Second Lien Interests to Silver Point by no later than 3 Business Days after the entry of the Final Order (it being understood that the joint and several obligation of the Obligors to pay all amounts in respect of indemnification and Expenses shall survive termination of this letter and the expiration of such commitment).

            This letter, including the attached Term Sheet (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, other than the confidentiality agreement dated as of January 18, 2005 between the Obligors and Silver Point, and (ii) shall be governed by the law of the State of New York. This letter (x) shall be binding upon the parties and their respective successors and assigns (provided that no Obligor may assign its rights or obligations hereunder), (y) may not be relied upon or enforced by any other person or entity, and (z) may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This letter may be amended, modified or waived only in a writing signed by the parties hereto.

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R.J. Tower Corporation
Tower Automotive, Inc.
February 3, 2005
Page 7

            Should the terms and conditions of the offer contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this letter to Silver Point.

                                           Very truly yours,

                                           SILVER POINT FINANCE, LLC

                                           By: _____________________________
                                               Name: Edward D. Mule
                                               Title:

Agreed and accepted as of
the ___ day of February, 2005:

R.J. TOWER CORPORATION

By: ____________________________
    Name:
    Title:

TOWER AUTOMOTIVE, INC.

By: ______________________________
    Name:
    Title:

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                                    EXHIBIT A

                             R.J. TOWER CORPORATION
                             TOWER AUTOMOTIVE, INC.

                         OUTLINE OF TERMS AND CONDITIONS

This Outline of Terms and Conditions is part of the commitment letter, dated February 3, 2005 (the "Commitment Letter"), addressed to R.J. Tower Corporation and Tower Automotive, Inc. (each an "Obligor" and collectively, the "Obligors") by Silver Point Finance, LLC ("Silver Point") and is subject to the terms and conditions of the Commitment Letter. Unless otherwise noted in this Outline of Terms and Conditions, the terms and conditions of the Existing Credit Agreement will remain unchanged in respect of the Second Lien Facility through the Additional Rights. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Commitment Letter.

FIRST LIEN FACILITY:  A $725,000,000 revolving credit and first lien term loan facility

SECOND LIEN           A second lien credit facility in the principal amount of
FACILITY:             $155,000,000 (the "Second Lien Loan Facility") which shall be structured as in the Existing Credit Agreement as collateral in respect of letters of credit. The Second
                      Lien Loan Facility shall benefit from the call protection afforded by the Existing Credit Agreement, but only to the extent so provided therein.

CLOSING DATE:         The date on which the Final Order is approved by a United
                      States Bankruptcy Court with jurisdiction over the Obligors' Chapter 11 cases, which date shall not be later than 45 days after the entry of the Interim Order, unless otherwise agreed in writing by Silver Point and the Obligors.

COLLATERAL:           In addition to the existing Liens granted by the Obligors
                      and their respective subsidiaries to the Second Lien
                      Lenders, the Second Lien Obligations will be secured, as adequate protection, by a second priority lien on, and security interest in, all collateral not covered by the aforesaid existing Liens in which a security interest is heretofore or hereafter granted to the First Lien Lenders and the lenders under the First Lien DIP Facility
                      (including all Excluded Second Lien Collateral, all intercompany loans owing to the Obligors or any Subsidiaries of the Obligors and all proceeds of all capital stock of all first-tier Foreign Subsidiaries) and there shall exist no other Liens on such collateral other than the security interest granted to the First Lien
                      Lenders and the Second Lien Lenders, Liens permitted under
                      Section 7.2.3 of the Existing Credit Agreement and Liens permitted under the First Lien DIP Facility.

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                                       2

INTEREST:             All loans made pursuant to the Second Lien Loan Facility
                      and all deposits made by lenders pursuant to the Second
                      Lien Loan Facility shall bear interest/accrue
                      Participation Fees at a rate per annum equal to (i) 7.75% above the Alternate Base Rate from time to time in effect or (ii) 8.75% above the LIBO Rate (Reserve Adjusted) from time to time in effect, which interest or Participation
                      Fees shall be payable in cash on a monthly basis until such time as the substantial consummation (as defined in Section 1101 of the United States Bankruptcy Code) of a plan of reorganization that is confirmed pursuant to an order entered by the United States Bankruptcy Court having jurisdiction over the Obligors' Chapter 11 cases and thereafter shall be payable in accordance with the terms of the Existing Credit Agreement. All Second Lien Loans and Second Lien Deposits assigned to Silver Point pursuant to its commitment set forth in the Commitment Letter shall be treated identically to all other Second Lien Loans and Second Lien Deposits pursuant to the Interim Order and the Final Order. The Interim Order and the Final Order shall provide that the Second Lien Facility shall have been deemed to be amended to provide for the interest and Participation Fee rates set forth above for all purposes.

REFERENCE RATES :     The Administrative Agent may determine the LIBO Rate using the following definition: "LIBO Rate" shall mean, for any Interest Period for each LIBO Rate Loan, an interest rate per annum equal to the rate for Dollar deposits having a maturity closest to such Interest Period which appears on the "LIBO Page" so designated on the Reuter Monitor Money
                      Rates Service (or such other page as may replace that page on that service or any other service selected by the Administrative Agent for the purpose of displaying London interbank offered rates) as of 11:00 A.M., London time, on the day two Business Days prior to the first day of such Interest Period (provided that, if such rate does not appear on such LIBO Page or other page or service for such Interest Period, the LIBO Rate for that Interest Period will be the arithmetic mean of quotations obtained by the Administrative Agent from the Reference Banks for the rate at which Dollar deposits having a maturity closest to such Interest Period are offered by the principal London office of each such Reference Bank at approximately 11:00 A.M., London time, on the day that is two Business Days preceding the first day of such Interest Period to other prime banks in the London interbank market in a principal amount determined by the Administrative Agent that is representative of a single transaction in such market. As may be necessary, the Euro Rate will be determined on an analogous basis using a screen rate (or Reference Bank rates) chosen by the Administrative Agent in respect of Euro.

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                                       3

                      "Reference Banks" shall mean at least three financial institutions as the Administrative Agent may nominate from time to time.

                      The reference to "Euro Rate" in Section 3.2.1(c) of the Existing Credit Agreement shall be deemed a reference to the "Euro Rate (Reserve Adjusted)", the references to "Loan", "LIBO Rate Loan" and "Interest Period" in the definitions of "LIBO Rate (Reserve Adjusted) ", "LIBO Rate" and "LIBOR Reserve Percentage" in the Existing Credit Agreement shall be deemed also to refer to "Second Lien Deposit", "LIBO Rate Deposit" and "Investment Period" (respectively) as the context may reasonably permit or require.

ADDITIONAL            The Interim Order and the Final Order shall include (i) an
PROVISIONS :          express acknowledgement by the Obligors that the Second
                      Lien Lenders are over-secured for all purposes, and such acknowledgement shall be binding on the Obligors for all purposes in their Chapter 11 cases and (ii) a superpriority claim for the benefit of the lenders under the Existing Credit Agreement, as contemplated by Section
                      507(b) of the United States Bankruptcy Code, immediately junior to the claims under Section 364(c)(1) of the United
                      States Bankruptcy Code of the lenders under the First Lien
                      DIP Facility. Each of the Interim Order and the Final
                      Order shall be and remain in full force and effect, and shall not be vacated, reversed, modified, amended or stayed, or modified or amended in a manner that Silver
                      Point reasonably determines to be adverse to its interests.

                      Prior to the repayment in full of the First Lien Facility under the Existing Credit Agreement, the interest in respect thereof shall continue to accrue at the rates set forth therein and be payable in cash on a monthly basis.

                      The Obligors shall deliver to the Administrative Agent copies of all financial reports, borrowing base certificates, presentations and other financial analyses delivered to the administrative agent under the First Lien DIP Facility as required pursuant to the terms of the First Lien DIP Facility. All such reports and information shall be delivered no later than 2 days after the date and time such documents are delivered to the administrative agent under the First Lien DIP Facility. In addition, the Obligors shall provide the Administrative Agent (with copies to its counsel), upon filing with the United States Bankruptcy Court with jurisdiction over the Obligors' Chapter 11 cases, copies of all monthly reports and status reports filed with such United

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                                        4

                            States Bankruptcy Court.